Exhibit 15.1

November 6, 2006

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-56577, 333-09867, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-122586, 333-127063, 333-128324, 333-128325, 333-131507 and 333-138593; and Form S-3 No. 333-81101) of Sun Microsystems, Inc. of our reports dated September 1, 2006, with respect to the consolidated financial statements of Sun Microsystems, Inc., Sun Microsystems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sun Microsystems, Inc., included in this Quarterly Report (Form 10-Q) for the quarter ended October 1, 2006.

Pursuant to Rule 436(c) of the Securities Act of 1933, our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/ Ernst & Young LLP